Exhibit 10.1

EXCHANGE AGREEMENT

BY AND BETWEEN

TRANS WORLD CORPORATION

AND

VALUE PARTNERS, LTD.,

ANASAZI PARTNERS LIMITED PARTNERSHIP,

NEW GENERATION LIMITED PARTNERSHIP,

LUCILLE FRIEDSON, CHRISTOPHER BAKER,

ADRIENNE BAKER,

THE BAKER VENTURE FUND I

i)                      TABLE OF CONTENTS

1.	Exchange of Bonds for Common.

2.	Conditions to Closing of the Exchange.

3.	Representations and Warranties of the Company.

4.	Representations and Warranties of the Bondholders.

5.	Covenants of the Company.

6.	Notices.

7.	Choice of Law/Jurisdiction.

8.	Survival of Representations.

9.	Assignment.

10.	Entire Agreement; Amendments and Waivers.

11.	Invalidity.

12.	Further Assurances.

13.	Counterparts.

14.	Indemnification.

15.	Counterparts; Facsimile; Amendments.

16.	Title and Subtitles.

17.	Replacement of Certificates.

18.	Restrictive Legend on Certificates

SCHEDULE A

SCHEDULE B

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES ACT, AND MAY NOT BE TRANSFERRED WITHOUT REGISTRATION UNDER SUCH ACTS OR PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

ii)                   EXCHANGE AGREEMENT

This Exchange Agreement (the “Agreement”) is made as of the 31st day of December, 2001, (the “Effective Date”) by and between Trans World Corporation, a Nevada corporation (the “Company”) and Value Partners, Ltd., Anasazi

Partners Limited Partnership, New Generation Limited Partnership, Lucille Friedson, Christopher Baker, Adrienne Baker and Baker Venture Fund I (collectively the “Bondholders”).

Whereas the Company and its wholly-owned subsidiary, Trans World Gaming of Louisiana, Inc., a Louisiana corporation (collectively the “Company”), have issued the 12% senior secured bonds due December 31, 2005 in the principal sum of $4.8 million dollars (the “Bonds”) to the Bondholders in the principal amounts together with unpaid interest due as indicated on Schedule A; and

Whereas the Bondholders now desire to surrender and exchange their Bonds for 37,233,334 shares of common stock, par value $.001 per share of the Company, in the aggregate, (the “Common”);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   Exchange of Bonds for Common.

The Company and the Bondholders agree to exchange the Bonds for the Common as set forth on Schedule A.  The exchange shall be deemed effective on the Closing Date, as defined below. On the Closing Date, each outstanding Note shall be deemed to represent the number of shares of Common into which it may be exchanged and shall no longer represent debt of the Company.  Each Bondholder agrees to surrender its Note to the Company not less than ten (10) Business Days following written notification that all conditions (other than delivery of Notes) set forth in Section 2 have been met.  The number of shares of Common to be received shall be determined by dividing the sum of the Bond Amount for each Bondholder and the Accrued Interest therefore as of December 31, 2001, as set forth on Schedule A hereto, by $.18 (the “Exchange Price”).

2.  Conditions to Closing of the Exchange.

Upon the terms and satisfaction of each of the following conditions, and in reliance upon the representations and warranties contained in this Agreement and the Schedules attached and made a part of this Agreement, the Company and the Bondholders agree to exchange the Bonds for the Common on the Business Day which is the last day the conditions set forth in this Section 2 are satisfied (the “Closing Date”). The Company may waive the timely delivery of Notes as a condition to Closing. In the event the Closing Date has not occurred by February 28, 2002, this Agreement shall be deemed terminated at the written election of any Bondholder or the Company.  For purposes of this Agreement, a “Business Day” shall be any day other than Saturday or Sunday or other day on which commercial banks in the city of New York are authorized or required by law to remain closed.

(a)           Acceptance by the Company and all of the Bondholders of a satisfactory Agreement (including the Schedules annexed hereto), due execution by all parties of this Agreement and the delivery of each Note;

(b)           All representations and warranties of the Company and the Bondholders contained herein and in all Exhibits annexed hereto shall remain true and correct in all material respects as of the Closing Date;

(c)           The Company shall have obtained all permits and qualifications required by any applicable state law for the issuance of the Common, or shall have the availability of exemptions therefrom.  At the Closing Date, all laws and regulations to which Bondholders and the Company are subject shall legally permit the issuance of the Common and cancellation of the Bonds;

(d)           Delivery of any third party consents and satisfactory evidence of the resolution of any conflicts as set forth on Schedule B.

On the Closing Date, the Bondholders will cease to have any right to payment of principal and interest on the Bonds in whole or in part or any claim to the security for the Bonds, and will become the holders of the Common with all rights and preferences in connection therewith.

3.    Representations and Warranties of the Company.

(a)           Organization and Good Standing.  The Company is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Nevada, with the full authority to issue the Common and complete the exchange as set forth herein and to carry out the provisions hereof, and has all requisite corporate authority to carry on its business as now being conducted. The Company is not in violation of any material terms of its Articles of Incorporation, as amended or its Bylaws.

(b)           Common. The Common, when issued pursuant to the terms of this Agreement will be duly authorized, and validly issued, fully paid and nonassessable and will be subject to no lien or encumbrance.

(c)           Registration Rights. The Common shall not be entitled to registration rights except as set forth in Section 5 hereof.

(d)           Execution of this Agreement. The Company has the full right, power and authority to enter into, deliver and to perform its obligations under this Agreement and all other agreements, certificates and documents executed and delivered, or to be executed and delivered, by the Company in connection herewith and to issue the Common and this Agreement has been duly authorized, executed and delivered by the Company.  This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding agreement of the Company enforceable against the Company in accordance with its terms. Upon the Closing, the Common issuable in connection with the exchange of the Bonds will be duly authorized and validly issued and outstanding, fully paid and nonassessable and free from all taxes, liens and charges.

(e)           Contravention.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not contravene or constitute a default under or violate (i) any provision of applicable law or regulation the violation of which would have a material adverse effect on the Company or on the Common, (ii) the Articles of Incorporation and Bylaws of the Company, or (iii) any agreements, judgment, injunction, order, decree or other instrument binding upon the Company or any of its assets or properties, the violation of which would have a Material Adverse Effect on the Company or on the Common.  For purposes of this Agreement, a “Material Adverse Effect” means a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Company, (b) the ability of the Company to perform its obligations under this Agreement, or any related agreement, or (c) the validity or enforceability of this Agreement or the Common.

(f)            Governmental Regulations.  Except as required pursuant to the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and State securities laws, the Company is not subject to any Federal or state law or regulation limiting its ability to enter into this Agreement to issue the Common or to perform its obligations required thereby.

(g)           Capitalization. As of January 15, 2002, the authorized capital stock of the Company consists of 50,000,000 shares of common stock, of which 11,022,902 shares are outstanding, and 2,000,000 shares of preferred stock, of which none are outstanding.  All of the outstanding shares of the Company’s capital stock have been duly and validly authorized and issued and are fully paid and nonassessable.

(h)           The Company.  The Company has registered its Common pursuant to Section12(g) of the Exchange Act and is in full compliance with all reporting requirements of the Exchange Act, and such Common is currently listed or quoted, and trades, on the NASD OTC Bulletin Board.

(i)            No General Solicitation or Advertising in Regard to this Transaction. Neither the Company nor any of its affiliates, nor any distributor or any person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising in connection with the issuance of the Common, or (ii) has made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Common under the Securities Act, except as contemplated by this Agreement.

(j)            No Material Adverse Change.  No Material Adverse Effect has occurred or exists with respect to the Company, except as disclosed in filings with the SEC or as publicly announced as of or since January 15, 2001.

(k)           Board Approval. The Board of Directors of the Company has concluded, in its good faith business judgment that the issuance of the securities of the Company in connection with this Agreement are in the best interests of the Company and its stockholders.

(l)                                     Information True and Correct.  All the information that is set forth in this Agreement with respect to the Company is correct and complete as of the date of this Agreement.

4.              REPRESENTATIONS AND WARRANTIES OF THE BONDHOLDERS.

(a)           Title. Each Bondholder is the owner, beneficially and of record, of all the bonds set forth beside each such Bondholder’s name on Schedule A, to be exchanged hereby, free and clear of all liens, encumbrances, security agreements, equities, options, claims, charges and restrictions except as set forth on such Schedule B.  Any encumbrance shall be released on or before the Exchange Date.  Each Bondholder has full power to transfer the Bonds exchanged hereby with the Company without obtaining the consent or approval of any other person, entity or governmental authority. The Bonds being exchanged hereby constitute all of the Bonds owned by the Bondholder in this series.

(b)           Information True and Correct. All the information that is set forth in this Agreement with respect to each Bondholder is correct and complete as of the date of this Agreement.

(c)           Knowledge and Experience. Each Bondholder has such knowledge and experience in financial and business matters that each such Bondholder, together with each such Bondholder’s representatives and advisors, if any, is capable of evaluating the merits and risks of an investment in the Common.

(d)           Execution of this Agreement. Each Bondholder has the full right, power and authority to enter into and to perform this Agreement and all other agreements, certificates and documents executed and delivered, or to be executed and delivered, by each Bondholder in connection herewith (collectively, with this Agreement, the “Bondholder Documents”). This Agreement has been duly authorized, executed and delivered by each Bondholder, and the Bondholder Documents are (or when executed and delivered will be) legal, valid and binding obligations of each Bondholder, enforceable against such bondholder in accordance with their respective terms.

(e)           Intent. Without limiting the ability to resell the Common pursuant to an effective registration statement or an exemption from registration, each Bondholder has no present arrangement (whether or not legally binding) at any time to sell the Common to or through any person or entity; provided, however, that by making the representations herein, each Bondholder does not agree to hold the securities for any minimum or other specific term and reserves the right to dispose of the securities at any time in accordance with federal and state securities laws applicable to such disposition. Without limiting its ability to resell the securities, each Bondholder represents that the Common are acquired for each Bondholder’s own account, for investment purposes only and not for distribution or resale to others.  Each Bondholder agrees not to sell the securities unless they are registered under the Securities Act or unless an exemption from such registration is available.

(f)            Accredited Investor/Investment Experience. Each Bondholder is an accredited investor (as defined in Rule 501 of Regulation D), and has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Common.  As of the Closing Date, each Bondholder (i) has adequate means of providing for current needs and possible personal contingencies, (ii) has no need for liquidity in this investment, (iii) is able to bear the substantial economic risk of an investment in the Common for an indefinite period, and (iv) can afford the complete loss of its investment. Each Bondholder recognizes the highly speculative nature of this investment.

(g)           Not an Affiliate. Except for Value Partners, Ltd., none of the Bondholders are either an officer, director or “affiliate” (as that term is defined in Rule 405 of the Securities Act) of the Company.

(h)           Absence of Conflicts.  Except as disclosed on Schedule B, the execution and delivery of this Agreement and any other document or instrument executed in connection herewith, and the consummation of the transactions contemplated hereby and thereby, and compliance with the requirements thereof, will not (a) violate the organizational documents of any of the Bondholders; (b) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on each Bondholder, or, to the knowledge of each Bondholder; (c) violate any provision of any indenture, instrument or agreement to which each Bondholder is a party or is subject, or by which any Bondholder or any of its assets is bound which violations have not been waived hereby; (d) conflict with or constitute a material default thereunder; (e) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by any Bondholder to any third party; or (f) require the approval of any third-party (which has not been obtained) pursuant to any material contract, agreement, instrument, relationship or legal obligation to which each Bondholder is subject or to which any of its assets, operations or management may be subject.  With respect to this subsection (h), the terms “indenture, instrument and agreement” or allusion thereto shall specifically exclude any such indenture, agreement or instrument between or among the Company and/or any of its affiliates on the one hand and any Bondholder on the other hand.   The consummation of this Agreement shall constitute a waiver by the Bondholders and the Company (or any affiliate thereof ) of any and all violations or breaches by the other under the Bonds resulting from this Agreement or any other indenture, instrument or agreement.

(i)            Disclosure; Access to Information. Each Bondholder has received all documents, records, books and other information pertaining to Bondholder’s investment in the Company that have been requested by each Bondholder. Each Bondholder has had the opportunity to ask questions of, and receive answers from, the Company and its management.

(j)            Manner of Sale. At no time was any Bondholder presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising in connection with the exchange or offer of the Common.

(k)           Exemption from Registration. Each Bondholder acknowledges and understands that the Common has not been registered under the Securities Act due to an exemption under the provisions of the Securities Act.

(l)            No Legal, Tax or Investment Advice. Each Bondholder understands that nothing in this Agreement or any other materials presented by the Company to each Bondholder in connection with the Exchange constitutes legal, tax or investment advice. Each Bondholder has relied on, and has consulted with, such legal, tax and investment advisors as any Bondholder, in its sole discretion, has deemed necessary or appropriate in connection with its exchange of the Bonds for the Common.

(m)          Bondholder Responsibility.  The Company acknowledges that (i) all of the obligations of each Bondholder are several and not joint (it being the parties’ intent that each Bondholder will be responsible only for its own obligations), and (ii) each representation and warranty made herein by or as to each Bondholder relates only to such Bondholder, and that no Bondholder is liable for breach of any representation or warranty made by or as to any other Bondholder.

5.              COVENANTS OF THE COMPANY.

The Company hereby covenants as follows:

(a)           Registration Rights.

(1)           Demand Registration

The holder shall have the right to have the shares of Common registered as part of the next public offering of the Common.  If no such public offering has occurred by January 1, 2003, then upon the written request of any combination of the holders of not less than 100,000 shares of Common, and on a one-time basis, the Company shall file, within ninety (90) days after written request for such registration, and use its best efforts to cause to be declared effective ninety (90) days thereafter, by the Securities and Exchange Commission, a registration statement or post-effective amendment thereto as permitted under the Securities Act of 1933, as amended (the “1933 Act”), covering the sale by the holder of the Common to be issued as a result of the exchange of the Bonds (the “Registerable Securities”).  The Company shall supply prospectuses in order to facilitate the public sale or other disposition of the Registerable Securities, use its best efforts to register and qualify any of the Registerable Securities for sale in such states as such holder reasonably designates and do any and all other acts and things which may be necessary to enable such holder to consummate the public sale of the Registerable Securities, and furnish indemnification in the manner provided in Section 14 hereto.  The holder shall furnish information reasonably requested by the Company in accordance with such post-effective amendments or registration statements, including its intentions with respect thereto, and shall furnish indemnification as set forth in Section 14.

(2)           Termination, Fees and Expenses

The Company will maintain such registration statement or post-effective amendment current and effective under the 1933 Act for two years, or until the Registerable Securities would otherwise be eligible for sale without restriction under Rule 144 promulgated pursuant to the 1933 Act.

The Company shall bear the entire cost and expense of any registration of securities under this Section 5(a) hereof.  Notwithstanding the foregoing, any holder whose Registerable Securities are included in any such registration statement pursuant to this Section 5(a) shall, however, bear the fees of any counsel maintained by him and any transfer taxes or underwriting discounts or commissions applicable to the Registerable Securities sold by him pursuant thereto.

In addition the Company shall:

(A)  furnish to the holder such numbers of copies of a summary prospectus or other prospectus, including a preliminary prospectus or any amendment or supplement to any prospectus, in conformity with the requirements of the 1933 Act, and such other documents, as the holder may reasonably request in order to facilitate the public sale or other disposition of the securities owned by the holder.

(B)   use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the holder shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable such holder to consummate the public sale or other disposition in such jurisdictions of the securities owned by such holder, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process;

(C)   use its best efforts to list such securities on any securities exchange on which any securities of the Company is then listed, if the listing of such securities is then permitted under the rules of such exchange;

(D)  enter into and perform its obligations under an underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering;

(E)   notify the holder of Registerable Securities covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the 1933 Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

(F)   furnish, at the request of the holder on the date such Registerable Securities are delivered to the underwriters for sale pursuant to such registration or, if such Registerable Securities are not being sold through underwriters, on the date the registration statement with respect to such Registerable Securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purpose of such registration, addressed to the underwriters, if any, and to the holder making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as the holder of such Registerable Securities may reasonably request and are customarily included in such an opinion and (ii) letters, dated, respectively, (1) the effective date of the registration statement and (2) the date such Registerable Securities are delivered to the underwriters, if any, for sale pursuant to such registration, from a firm of independent certified public accountants of recognized standing selected by the Company, addressed to the underwriters, if any, and to the holder making such request, covering such financial, statistical and accounting matters with respect to the registration in respect of which such letters are being given as the holder of such Registerable Securities may reasonably request and are customarily included in such letters; and

(G)   take such other actions as shall be reasonably requested by any holder to facilitate the registration and sale of the Registerable Securities.

(b)           Reservation of Common Stock. As of the Closing Date, the Company will have reserved free of preemptive rights, the Common to be exchanged for the Bonds.  Such number of shares of Common to be reserved shall be calculated based upon the aggregate Exchange Price set forth in Section 1 of this Agreement and on Schedule A hereto.

(c)           Notice of Breaches. The Company on the one hand, and each Bondholder on the other, shall give prompt written notice to the other of any breach by it of any representation, covenant, warranty or other agreement contained in this Agreement or any Exhibit annexed hereto, as well as any events or occurrences arising after the date hereof, which would reasonably be likely to cause any representation, covenant, or warranty or other agreement of such party, as the case may be, contained in this Agreement or any Exhibit annexed hereto, to be incorrect or breached as of such Closing Date. However, no disclosure by either party pursuant to this Section shall be deemed to cure any breach of any representation, warranty or other agreement contained in this Agreement or any Exhibit annexed hereto.

(d)           Rule 144 Compliance. The Company covenants and agrees that for so long as any of the Common remain outstanding and continue to be “restricted securities” within the meaning of Rule 144 under the Securities Act (“Rule 144”), the Company shall cooperate in order to permit resales of the Underlying Common pursuant to Rule 144. The Company shall provide its transfer agent any and all papers necessary to complete the transfer under Rule 144, including, but not limited to, letters of counsel to its transfer agent, and the Company shall continue to file all material required to be filed pursuant to Sections 13(a) or 15(d) of the Exchange Act.

6.              NOTICES.

All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable overnight courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a Business Day between the hours of 9:00 a.m. and 5:00 p.m. where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day between the hours of 9:00 a.m. and 5:00 p.m. where such notice is to be received), (b) on the second Business Day following the date of mailing by reputable courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur, or (c) five calendar days after sent by regular mail. The addresses for such communications shall be:

If to the Company:	Address
Trans World Gaming	Rami Ramadan, President, Trans World Corporation, 545 Fifth Avenue, Suite 940, New York, NY 10017

With a copy (which shall not constitute notice) to: Jeffrey A. Koeppel or Sheryl Jones Alu, Elias, Matz Tiernan & Herrick, 12th Floor, 734 15th Street, NW, Washington, DC 20005

If to the Bondholders:	Address
Value Partners, Ltd.	Ewing & Partners, c/o Timothy Ewing 4514 Cole Avenue, Suite 808, Dallas, TX 75205

Anasazi Partners Limited Partnership	CP Baker Co., Ltd., c/o Christopher Baker 303 Congress Street, Suite 301, Boston, MA 02210

New Generation Limited Partnership	New Generation Ltd. Partnership c/o George Putnam, 225 Friend Street, Suite 801, Boston, MA 02114

Lucille Friedson	9125 SW 56 Court Miami, FL 33156

Christopher Baker	CP Baker Co., Ltd., c/o Christopher Baker 303 Congress Street, Suite 301, Boston, MA 02210

Adrienne Baker	CP Baker Co., Ltd., c/o Christopher Baker 303 Congress Street, Suite 301, Boston, MA 02210

Baker Venture Fund I	CP Baker Co., Ltd., c/o Christopher Baker 303 Congress Street, Suite 301, Boston, MA 02210

7.              CHOICE OF LAW/JURISDICTION.

This Agreement and all transactions contemplated by this Agreement shall be exclusively governed by, and construed and enforced in accordance with, the internal laws of the State of New York without regard to principles of conflicts of laws. Each party consents to the exclusive jurisdiction of the United States District Court of the Southern District of New York in connection with any dispute arising under this Agreement and hereby waive, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.  EACH PARTY HERETO HEREBY WAIVES ANY RIGHT IT MAY HAVE TO REQUEST A TRIAL BY JURY FOR ANY MATTER LITIGATED ARISING FROM OR IN CONNECTION WITH THIS AGREEMENT.

8.              SURVIVAL OF REPRESENTATIONS.

All statements contained in any certificate or instrument or conveyance delivered by or on behalf of the parties pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed to be additional representations and warranties of the parties making such disclosure. All representations and warranties shall survive the Exchange as contemplated herein.

9.              ASSIGNMENT.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and no other person shall have any right, benefit or obligation hereunder.

10.       ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS.

This Agreement, together with all exhibits, attachments and schedules hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, amendment, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

11.       INVALIDITY.

In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein shall for any reason be held invalid, illegal or unenforceable in any respect, then such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other instrument.

12.       FURTHER ASSURANCES.

The parties shall cooperate and take such actions, and execute such other documents, in connection with the transactions contemplated herein, as either may reasonably request in order to carry out the provisions or purpose of this Agreement.

13.       COUNTERPARTS.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14.       INDEMNIFICATION.

The Company agrees to indemnify and hold harmless each Bondholder and each agent and affiliate of each Bondholder against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable and documented costs of defense and investigation and all reasonable and documented attorneys’ fees), to which any of the Bondholder may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the breach by the Company of any term of this Agreement. Each Bondholder agrees that it will indemnify and hold harmless the Company, and each officer, director of the Company or person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable and documented costs of defense and investigation and all reasonable and documented attorneys’ fees) to which the Company or any such officer, director or controlling person may become subject under the Securities Act or otherwise, insofar as such losses claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the breach by such person of any term of this Agreement.

Promptly after receipt by an indemnified party under this section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party unless the indemnifying party is prejudiced thereby. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, or (ii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to the indemnifying party different from or in conflict with any legal defenses which may be available to the indemnified party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party, it being understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable only for the reasonable fees and expenses of one separate firm of attorneys for all of the indemnified parties, which firm shall be designated in writing by the indemnified parties).  No settlement of any action against an indemnified party shall be made without the prior written consent of such indemnified party, which consent shall not be unreasonably withheld.

Each party hereby agrees that if another party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in any courts having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

15.       COUNTERPARTS; FACSIMILE; AMENDMENTS.

This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original.  This Agreement may be amended only by a writing executed by the Company on the one hand, and all of the Bondholders on the other hand.

16.       TITLE AND SUBTITLES.

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

17.       REPLACEMENT OF CERTIFICATES.

Upon (i) receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any of the Common and (ii) in the case of any such loss, theft or destruction of such certificate, upon delivery of an indemnity agreement and security or a bond reasonably satisfactory in form and amount to the Company, and to the Company’s transfer agent, or (iii) in the case of any such mutilation, on surrender and cancellation of such certificate, the Company at its expense will execute and deliver, in lieu thereof, a new certificate of like tenor.

18.       RESTRICTIVE LEGEND ON CERTIFICATES

The Common share certificates shall bear the following restrictive legend:  “These shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws or any other applicable securities law.  These shares may not be reoffered, sold, assigned, transferred, or otherwise disposed of in the absence of such registration or unless such transaction is exempt from, or not subject to such registration.” The holder of these shares by its acceptance hereof agrees to offer, sell or otherwise transfer these shares, only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) so long as these shares are eligible for resale pursuant to Rule 144a under the Securities Act (“Rule 144a”), to a person it reasonably believes is a “qualified institutional buyer” (as defined in Rule 144a) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the transfer is being made in reliance on Rule 144a, (d) to an “accredited investor” within the meaning of subparagraph (a) of Rule 501 under the Securities Act that is acquiring these shares for its own account, or for the account of such an accredited investor, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, or (e) pursuant to any other available exemption from the registration requirements under the Securities Act, subject to the right of the Company prior to any such offer, sale or transfer pursuant to clause (c), (d) or (e) to require the delivery of an opinion of counsel, certifications and/or other information reasonably satisfactory to it.  Such holder further agrees that it will deliver to each person to whom these shares are transferred a notice substantially to the effect of this legend.  Additional restrictions may be applicable to these shares as provided in the Certificate.

IN WITNESS WHEREOF, the parties hereto have caused this Exchange Agreement to be duly executed, on the day and year first above written.

	Signature	Date
Value Partners, Ltd.

Anasazi Partners Limited Partnership

New Generation Limited Partnership

Lucille Friedson

Christopher Baker

Adrienne Baker

Baker Venture Fund I

Trans World Corporation

19.       SCHEDULE A

Trans World Corporation

Summary of $4.8 million bond issue (“Bonds”)

Bondholder Name	Contact	Address	Bond Amount		Accrued Interest As of December 31, 2001	Total	Amount of Common
Value Partners Ltd	Tim Ewing	Ewing & Partners 4514 Cole Avenue, Suite 808 Dallas, TX 75205	3,000,000	62.5%	1,188,750	4,188,750	23,270,833

Anasazi Partners	Chris Baker	Anasazi Partners LP 303 Congress Street, Suite 301 Boston, MA 02210	1,250,000	26.0%	495,350	1,745,350	9,696,389

New Generation LP	George Putnam	New Generation Ltd. Partnership 225 Friend St., Suite 801 Boston, MA 02114	250,000	5.2%	99,070	349,070	1,939,278

Friedson	Lucille Friedson	Lucille Friedson 9125 SW 56 Court Miami, FL 33156	100,000	2.1%	39,610	139,610	775,611

Chris Baker	Chris Baker	CP Baker Co., Ltd. 303 Congress Street, Suite 301 Boston, MA 02210	50,000	1.0%	19,805	69,805	387,806

Adrienne Baker	Chris Baker	CP Baker Co., Ltd. 303 Congress Street, Suite 301 Boston, MA 02210	50,000	1.0%	19,805	69,805	387,806

CP Baker Venture Fund I	Chris Baker	CP Baker Co., Ltd. 303 Congress Street, Suite 301 Boston, MA 02210	100,000	2.1%	39,610	139,610	775,611

Total			4,800,000	100%	1,902,000	6,702,000	37,233,334
Total Converted Shares			26,666,667		10,566,667	37,233,334